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                                                                   Exhibit 3.236

                                  WEST VIRGINIA
                            ARTICLES OF INCORPORATION
                                PROFIT AMENDMENT

      Pursuant to the provisions of Section 31, Article 1, Chapter 31 of the Code of West Virginia, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

      FIRST: The name of the corporation is EMSTAT CORPORATION

      SECOND: The following Amendment(s) to the Articles of Incorporation was adopted by the shareholders (Note 1) of the corporation May 1, 19 98 , in the manner prescribed by Section 107 and 147, Article 1, Chapter 31.

      1.    The name of the Corporation is EmCare of West Virginia, Inc.

      THIRD: The number of shares of the corporation outstanding at the time of such adoption was 750 : and the number of snares entitled to vote was 750 .

      FOURTH: The designation and number of outstanding shares of each class entitled to vote, as a class, were as follows.

            CLASS                                       Number of Shares
            Common                                             750

      FIFTH: The number of shares voted for such amendment(s) was 750 ; and the number of shares voted against such amendment(s) was 0 .

      SIXTH: The number of shares of each class entitled to vote as a class voted for and against such amendment(s) was:

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                                                   Number of Shares Voted

CLASS                     For         Against
Common                     750           0

      SEVENTH: The manner in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment(s) shall be effected, is as follows: N/A

      EIGHTH: The amount of the authorized capital stock of this corporation is not changed.

Dated_____________, 1998.

                                                     EMSTAT CORPORATION
                                                     Corporate Name

                                               By: /s/ William F. Miller, III
                                                   -----------------------------
                                                   William F. Miller, III

                                                   Its _______________ President

                                               and /s/ Scott W. Roloff
                                                   -----------------------------
                                                   Scott W. Roloff

                                                 Its _________________ Secretary

STATE OF TEXAS

COUNTY OF DALLAS

      I, Anne B. Turner, a Notary Public, do hereby certify

that on this______________day of____________1998, personally appeared before me, William F. Miller, III ,who, being by me first duly sworn, declared that he is the President of EMSTAT CORPORATION that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

                                               /s/ A. B. Turner
                                               ---------------------------------
                                                 Notary Public

My commission expires:_________________________

(NOTARIAL SEAL)

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                             CONSENT TO USE OF NAME

      EmCare, Inc., a Delaware corporation qualified in the State of West Virginia, does hereby consent to the use of name and amendment changing the name of Emstat Corporation to EmCare of West Virginia, Inc. in the State of West Virginia.

                                          EMCARE, INC.

                                          By: /s/ Scott W. Roloff
                                              ----------------------------------
                                          Scott W. Roloff, Senior Vice President

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                                  WEST VIRGINIA

                            ARTICLES OF INCORPORATION

                                       of

                               EMSTAT CORPORATION

The undersigned, acting as incorporator(s) of a corporation under Chapter 31,
Article 1, Section 27 of the West Virginia Code, adopt(s) the following Articles of Incorporation for such corporation:

      1. The undersigned agree to become a West Virginia corporation by the name of EMSTAT CORPORATION
         ____________________________________________________________________
         (The name of the corporation shall contain one of the words "corporation," "company," "incorporated," "limited" or shall contain an abbreviation of one of such words. (Section 31-1.11, W. Va. Code)

      2.A. The address at the physical location of the principal office of the corporation will be P.O. Box 1588, 715 Charleston National Plaza street, in the city, town or village of Charleston , county of Kanawha , State of West Virginia , Zip Code 25326 .

            The mailing address of the above location, if different, will be
            .___________________________________________________________________

      B. The address at the physical location of the principal place of business in West Virginia of the corporation, if different than the above address, will be_________________street, in the city, town or village of______________ ,____________________ County, West
            Virginia, Zip Code .

            The mailing address of the above location, if different, will be____________________________________________________________ .

3.    This corporation is organized as:

      A.   Non-stock, non-profit__________ .

      or

      B. Stock, for profit xx , and the aggregate value of the authorized capital stock of said profit corporation will be 0 dollars, which
           shall be divided into       750       shares of the par value of
                                 ---------------
                                 (no. of shares)
                         without par value               dollars each. (If the
           ---------------------------------------------
           (for sale "without par value," if applicable)

           shares are to be divided into more than one class or if the corporation is to issue shares in any preferred or special class in series, additional statements are required within the articles of incorporation.) (As provided by law, for the purpose of assessment of the license tax, and for no other purpose, shares of stock having no par value shall be presumed to be of the par value of $25 each; but, if such stock was originally issued for a consideration greater than $25 per share, the annual license taxes as are required to be paid to the Tax Commissioner shall be computed upon the basis of the consideration for which such stock was issued. W. Va. Code Section 11-12-78)

4. The period of duration of the corporation, which may be perpetual, is perpetual .

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PLEASE DOUBLE SPACE; IF MORE SPACE IS NEEDED, USE ADDITIONAL SPACE ON PAGE 4 AND
ADD PAGES:

5. The purpose(s) for which this corporation is formed (which may be stated to be, or to include, the transaction of any or all lawful, business for which corporations may be incorporated in West Virginia), is(are) as follows:

      To provide medical care in the emergency units of various hospitals.

6. The provisions for the regulation of the internal affairs of the corporation, which the incorporators elect to set forth in the articles of incorporation, are as follows:

                                       N/A

7. The provisions granting, limiting or denying preemptive rights to shareholders, if any, are as follows:

                                       N/A

8. The full name(s) and address(es) of the incorporator(s), including street and street numbers, if any, and the city, town or village, including the zip code, and the number of shares subscribed for by each is(are) as follows:

                                                                Number of Shares
NAME                             ADDRESS                           (Optional)
Jane S. Krayer         1013 Centre Road, Wilmington, DE  19805

9. The number of directors constituting the initial board of directors of the corporation is One (1) and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders/members, or until their successors are elected and shall qualify, are as follows:

   NAME                                     ADDRESS
Robert Devrnja               4402 Fairway Drive, Steubenville, OH  43952
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

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10.   The name and address of the appointed person to whom notice or process may be sent is

      Corporation Service Company, P.O. Box 1588, 715 Charleston National Plaza, Charleston, WV 25326

                                 ACKNOWLEDGEMENT

I (We), the undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file this "Articles of Incorporation."

      In witness whereof, I(we) have accordingly hereunto set my(our) respective hands this first day of April ,1992.

      (All incorporators must sign below. Names and signatures must appear the same throughout the Articles of Incorporation.) PHOTOCOPIES OF THE SIGNATURES OF THE INCORPORATORS AND THE NOTARY PUBLIC CANNOT BE ACCEPTED.

      /s/ Jane Krayer
      -------------------------------
      Jane S. Krayer -- Incorporator

      _______________________________     _________________________

      STATE OF Delaware

      COUNTY OF New Castle

      I,___________________ , a Notary Public, in and for the county and stale aforesaid, hereby certify that (names of all incorporators as shown in item 8 must be inserted in this space by official taking acknowledgement)

      _______________________________

      _______________________________     _________________________

      whose name(s) is(are) signed to the foregoing Articles of Incorporation, this day personally appeared before me in my said county and acknowledged his(her)(their) signature(s)

                                               My commission expires August 1992

                 SEAL                          /s/  X
                                               ---------------------------------
                                                         (Notary Public)

      ARTICLES OF INCORPORATION PREPARED BY Dawn E. Szafranski.

      whose mailing address is 1013 Centre Road, Wilmington, DE 19805

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